                                                                    OMB APPROVAL
                                                           OMB Number: 3235-0418

--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
--------------------------------------------------------------------------------

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ARMOR ELECTRIC, INC.
                              --------------------
                 (Name of small business issuer in its charter)

         FLORIDA                          9995                   65-0853784
(State or jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer
incorporation organization)    Classification Code Number)   Identification No.)


      201 Lomas Santa Fe, Suite #420, Solana Beach, CA 92075 (858) 720-0354

          (Address and telephone number of principal executive offices)

                                 Thomas A. Braun
                                Braun and Company
                             702 - 777 Hornby Street
                              Vancouver, BC V6Z 1S2
            (604) 605-0507 (telephone)     (604) 605-0508 (facsimile)

            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
TITLE OF EACH                               PROPOSED          PROPOSED
CLASS OF                   AMOUNT(1)        MAXIMUM           MAXIMUM           AMOUNT
SECURITIES TO              TO BE            OFFERING          AGGREGATE         REGISTRATION
BE REGISTERRED             REGISTERRED      PRICE PER UNIT    OFFERING PRICE    FEE
--------------------------------------------------------------------------------------------
Shares of Common
Stock, par value
$0.001                     5,200,000        $0.10 (2)         $520,000          $61.20
--------------------------------------------------------------------------------------------
Shares of Common
Stock, par value
$0.001                     5,700,000        $0.15 (3)         $855,000          $100.64

                                                                        Total Fee Due:  $ 161.84

(1) All 10,900,000 shares registered pursuant to this registration statement are to be offered by the selling shareholders. Pursuant to Rule 416 under the Securities Act, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions pursuant to the terms of the warrants referenced below.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, using the average of the high and low price as reported on the Over the Counter Bulletin Board on March 29, 2005.
(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act, using the price at which the warrants may be exercised.

                               -----------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                               -----------------

                                   PROSPECTUS

                              ARMOR ELECTRIC, INC.

                        10,900,000 SHARES OF COMMON STOCK

      This prospectus relates to an aggregate of up to 10,900,000 shares of our common stock, which may be offered by the selling shareholders identified in this prospectus for their own account. Of such shares, 5,200,000 shares were outstanding as of March 29, 2005, and 5,700,000 shares are issuable upon exercise of warrants that we have issued to the Selling Security Holders. Our filing of the registration statement, of which this prospectus is a part, is intended to satisfy our obligations to certain of the Selling Security Holders to register for resale the shares issued to them and the shares issuable upon exercise of the warrants issued to them. The Selling Security Holders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

         The issuance of the shares and warrants by the Company to the Selling Security Holders was exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act"). See "SELLING SECURITY HOLDERS" on page 12.

         The Selling Security Holders may sell these shares that they acquire from time to time in brokers' transactions, negotiated transactions, or otherwise at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the sale of the shares by these selling shareholders. We did, however, receive proceeds from the sale of the shares and may receive proceeds in the event that some or all of the warrants held by the selling shareholders are exercised. From the sale of the shares, we received $520,000. If all of the warrants are exercised, we expect to receive $855,000. However, the Selling Security Holders may choose to exercise or not exercise any number of the warrants, so we cannot accurately estimate what proceeds we may receive from the exercise of the warrants. See "USE OF PROCEEDS" on page 11.

         We will pay all expenses of the registration of the shares, except brokerage commissions and transfer taxes, which will be paid by the Selling Security Holders. We estimate that the expenses will be $101,662.

      Our common stock is listed on the Over the Counter Bulletin Board under the symbol "ARME.OB". The last reported sales price per share of our common stock, as reported by the Over the Counter Bulletin Board on May 4, 2005 was $0.09.

                               -----------------

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 8.

                               -----------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------


               The Date of this Prospectus is: May 4, 2005.

                                TABLE OF CONTENTS

                                     PART I

Notice About Forward-Looking Statements .................................  4
Summary Information & Risk Factors  .....................................  5
Use of Proceeds .........................................................  11
Selling Security Holders ................................................  12
Plan of Distribution ....................................................  14
Legal Proceedings .......................................................  16
Directors, Executive Officers, Promoters and Control Persons ............  17
Security Ownership of Certain Beneficial Owners and Management ..........  20
Description of Securities................................................  22
Interest of Named Experts and Counsel....................................  24
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities ..............................................  24
Certain Relationships and Related Transactions ..........................  25
Description of Business .................................................  25
Management's Discussion and Analysis or Plan of Operation ...............  25
Description of Property .................................................  30
Market for Common Equity and Related Stockholder Matters ................  31
Executive Compensation...................................................  31
Financial Statements.....................................................  32
Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure ................................................  32

                                     PART II

Indemnification of Directors and Officers ...............................  32
Other Expenses of Issuance and Distribution .............................  35
Recent Sales of Unregistered Securities .................................  28
Exhibit Index............................................................  35
Undertakings.............................................................  36
Signatures...............................................................  38

                                     PART I

                     NOTICE ABOUT FORWARD-LOOKING STATEMENTS

      This prospectus, any supplement to this prospectus and the documents incorporated by reference include "forward-looking statements". To the extent that the information presented in this prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends", "anticipates", "believes", "estimates", "projects", "forecasts", "expects", "plans" and "proposes". Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" on page 8 of this prospectus and "Management's Discussion and Analysis or Plan of Operation" on page 25 of this prospectus. These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements. When considering forward-looking statements in this prospectus, you should keep in mind the cautionary statements in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections, and other sections of this prospectus.

      The statements contained in this Registration Statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding our expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future.

      All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. It is important to note that our actual results could differ materially from those included in such forward-looking statements. Factors that could cause actual results to differ materially from the forward looking statements include, but are not limited to, the following: (1) we may not be able to obtain necessary financing; (2) our potential products may not meet product performance specifications; (3) our potential products may be unable to compete successfully in either existing or new markets; (4) availability and future costs of materials and other operating expenses; (5) weakness in the global economy and changing market conditions, together with general economic conditions affecting our target industries, could cause the our operating results to fluctuate; (6) the risks involved in our operations and potential future sales; and (7) disclosure controls cannot prevent all error and all fraud. For a more detailed explanation of such risks, please see the section entitled "Risk Factors" beginning on page 8 of this Registration Statement. Such risks, as well as such other risks and uncertainties as are detailed in our SEC reports and filings for a discussion of the factors that could cause actual results to differ materially from the forward- looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements.

      The following discussion should be read in conjunction with the audited consolidated financial statements and the notes included in this Registration Statement and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this Registration Statement.

SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

      THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. BECAUSE THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, BEGINNING ON PAGE 8, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS.

FINANCIAL SUMMARY INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth under "Management Discussion and Analysis" and the accompanying consolidated Financial Statements of the Company and related notes included elsewhere in this prospectus.

------------------------------------------ ----------------------------
INCOME STATEMENT DATA (UNAUDITED)
                       SIX MONTHS ENDED         SIX MONTHS ENDED
                       DECEMBER 31, 2004        DECEMBER 31, 2003
------------------------------------------ ----------------------------
Revenue                      $0                         $0
------------------------------------------ ----------------------------
Expenses                     $15,354                    $3,571
------------------------------------------ ----------------------------
Loss per share           less than $0.01            less than $0.01
                         per share                  per share
------------------------------------------ ----------------------------
Net Losses                  ($15,354)                  ($3,571)
------------------------------------------ ----------------------------

Working capital increased from a deficit of $26,841 in June 30, 2003 to a deficit of $35,965 in December 31, 2004.

------------------------------------------ ----------------------------
BALANCE SHEET DATA  DECEMBER 31, 2004              JUNE 30, 2004
                     (UNAUDITED)                    (AUDITED)
------------------------------------------ ----------------------------
Working Capital     ($35,965)                       ($26,841)
------------------------------------------ ----------------------------
Total Assets        $553                            $553
------------------------------------------ ----------------------------
Total Liabilities   $36,518                         $27,394
------------------------------------------ ----------------------------
Shareholders Equity ($35,965)                       ($26,841)
------------------------------------------ ----------------------------

DESCRIPTION OF BUSINESS

Armor Electric, Inc. (the "Company" or "Armor") is in the business of developing the distribution rights to electric vehicle and electric propulsion systems

The Company is in the business of developing certain manufacturing and distribution rights to electric vehicle and electric propulsion systems. The Company is in the development stage and currently has no products approved for sale or use. The Company may not be able to sell significant quantities of its product even if it is able to develop and commercially market products. The Company's long-term viability, growth, and profitability will depend upon successful development, commercialization and significant sales of the Company's potential future products.

The Company, a development stage company, was incorporated on June 5, 1998 under the laws of the State of Florida, under the name Armor Software, Inc. having the stated purpose of engaging in any lawful practice or activity. On August 30, 1998, the shareholders of the Company approved an amendment to the Articles of Incorporation, changing the name of the Company to Armor Enterprises, Inc. and the amended articles were filed with the State of Florida on August 31, 1998. On June 4, 2004 the Company approved an amendment to the Articles of Incorporation changing the name of the Company to Armor Electric Inc. The amended articles were filed with the State of Florida on June 7, 2004.

The Company's Articles of Incorporation provide for authorized capital of one hundred and ten million (110,000,000) shares of which one hundred million (100,000,000) are $0.001 par value Common Stock and ten million (10,000,000) are $0.001 par value preferred stock.

The Company's original intention upon formation was to develop privacy encryption software for the Internet. The Company was unable to raise enough capital to finance its research and development of the software while other larger companies began addressing privacy issues, making the Company's proposed software obsolete. After efforts to develop the business failed, all efforts were abandoned in mid 2000.

The Company then began to consider and investigate potential business opportunities.

On April 27, 2004, the Company entered into an Asset Purchase Agreement (the "Agreement") with Nova Electric Systems Inc. (the "Nova"). Nova owns the rights to the use of technologies being developed to produce electronic propulsion and battery power systems for electric powered vehicles. The Company is now engaged in developing the distribution rights of Nova but has not yet produced, distributed or sold anything. For more information on the Agreement with Nova, please see "Plan of Operation on page 26.

The Company's principal executive offices are located at: 201 Lomas Santa Fe, Suite #420, Solana Beach, CA 92075.

THE OFFERING

Common stock offered by selling     10,900,000 shares, assuming full exercise of
  shareholders (including shares    the warrants: 5,200,000 shares of common
  underlying warrants)              stock and 5,700,000 shares of common stock
                                    issuable to the Selling Security Holders upon exercise of their warrants. This number represented approximately 30.25% of our current outstanding stock as of February 23, 2005. (1)

Common stock to be outstanding      46,931,681 shares (assuming full exercise of
   after the offering               the warrants)

Minimum number of shares to be      None
  sold in this offering

Proceeds to Armor                   We will not receive proceeds from the resale
                                    of shares by the selling shareholders. If all warrants are fully exercised, we will receive approximately $855,000 in cash from the warrant holders.

Use of proceeds                     Working capital

Over the Counter Bulletin Board     ARME.OB
  Symbol
---------

(1) Based on 36,031,681 shares of common stock outstanding as of February 23, 2005.

As of May 4, 2005, the company's common stock was trading at a price of $0.09 per share.

RISK FACTORS

The business of the Company involves a number of risks and uncertainties that could cause actual results to differ materially from results projected in any forward-looking statement, or statements, made in this report. These risks and uncertainties include, but are not necessarily limited to the risks set forth below. The Company's securities are speculative and investment in the Company's securities involves a high degree of risk and the possibility that the investor will suffer the loss of the entire amount invested. The business of the Company involves a number of risks and uncertainties that could cause actual results to differ materially from results projected in any forward-looking statement, or statements, made in this registration statement or other report by the Company. These risks and uncertainties include, but are not limited to the risks set forth below. The Company's securities are speculative and investment in the Company's securities involves a high degree of risk and the possibility that the investor will suffer the loss of the entire amount invested.

BECAUSE WE ARE CURRENTLY A DEVELOPMENT STAGE COMPANY, WE HAVE NO PRODUCTS AVAILABLE FOR SALE OR USE AND MAY LACK THE FINANCIAL RESOURCES NEEDED TO BRING PRODUCTS TO MARKET.

The Company is in the business of developing certain manufacturing and distribution rights to electric vehicle and electric propulsion systems. The Company is in the development stage and currently has no products approved for sale or use. The Company may not be able to sell significant quantities of its product even if it is able to develop and commercially market products. The Company's long-term viability, growth, and profitability will depend upon successful development, commercialization and significant sales of the Company's future products.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY ON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE, WE MAY NOT BE ABLE TO EFFECTIVELY MANAGE THE DEMANDS REQUIRED OF A NEW BUSINESS IN THE ELECTRIC VEHICLE AND ELECTRIC PROPULSION SYSTEMS INDUSTRY.

The Company has a limited operating history upon which an evaluation of its prospects can be made. There can be no assurance that the Company will effectively execute its business plan or manage the growth of its business, or that the Company's future operating and financial forecast will be met. Future development and operating results will depend on many factors, including access to adequate capital, the development of marketable products, the demand for the Company's products, the level of product and price competition, the Company's success in setting up and expanding distribution channels, and whether the Company can control costs. Some of these factors are beyond the control of the Company. In addition, the Company's future prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in the electric vehicle and electric propulsion systems industry (the "Industry"), which is characterized by intense competition, rapid technological change, potential product liability and significant regulation.

BECAUSE WE HAVE A HISTORY OF LOSSES AND ANTICIPATE CONTINUED LOSSES THROUGH OUR DEVELOPMENT STAGE, WE MAY LACK THE FINANCIAL STABILITY REQUIRED TO CONTINUE OPERATIONS.

Since inception, the Company has suffered recurring losses and has not earned any revenues to date. The Company incurred a loss of $18,369 USD for the year ended June 30, 2004 and a loss of $11,110 during the year ended June 30, 2003. Since inception , the Company incurred losses of $83,785. The Company has funded its operations through the issuance of common stock since inception, in order to meet its strategic objectives. The Company anticipates that losses will continue until such time, if ever, as the Company is able to generate sufficient revenues to support its operations. The Company's ability to generate revenue primarily depends on its success in completing the development and successful commercialization of products. There can be no assurance that the Company will ever achieve profitable operations.

BECAUSE THE LIFE CYCLE OF ELECTRONIC PRODUCTS ARE DIFFICULT TO PREDICT, EVEN IF WE WERE TO INTRODUCE A PRODUCT TO THE MARKET WE MAY NOT BE ABLE TO GAIN MARKET ACCEPTANCE OF THE PRODUCT.

The life cycle of the products that the Company plans to develop is difficult to predict. Failure to gain timely market acceptance of its products would have a material adverse effect on the Company's ability to generate revenue, and would have a material adverse effect on the Company's business, financial condition and results of operations.

BECAUSE WE ARE SIGNIFICANTLY SMALLER THAN THE MAJORITY OF OUR NATIONAL COMPETITORS WE MAY LACK THE FINANCIAL RESOURCES NEEDED TO CAPTURE MARKET SHARE.

The market in which the Company intends to operate is dominated by several large firms with established products, and the Company's success is dependant upon acceptance of its products by consumers as reliable, safe and cost-effective. It may be difficult or impossible for the Company to achieve such acceptance of its products in view of these market conditions. In addition, the Company's competitors are more financially stable than the Company and have significant resources for research, development and marketing available to them. Thus it is likely that they will be quicker to market than the Company, with products that will compete with the Company's potential products in the future. The Company's competitors already have established products on the market that would directly compete with any potential future products of the Company. Moreover, even if the Company successfully brings any product to market ahead of its competitors, established competitors could quickly bring products to market that would compete. Market acceptance of the Company's products may be influenced by new products or technologies that come to market, which could render the Company's products obsolete or prohibitively expensive.

BECAUSE WE HAVE NOT EARNED ANY REVENUES FROM OPERATIONS, OUR CAPITAL REQUIREMENTS HAVE BEEN MET THROUGH FINANCINGS AND IT IS NOT CERTAIN WE WILL BE ABLE TO CONTINUE TO FIND FINANCING TO MEET OUR OPERATING REQUIREMENTS.

The Company's capital requirements have been and will continue to be significant. The Company will be dependant on future financing to fund its research and development as well as other working capital requirements.

In the event that the Company's plans change, its assumptions change or prove inaccurate, or its capital resources prove to be insufficient to fund operations, the Company could be required to seek additional financing sooner than currently anticipated, or in greater amounts than is currently anticipated. Any inability to obtain additional financing when needed would have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or possibly cease its operations. In addition, any future equity financing may involve substantial dilution to the Company's existing shareholders.

BECAUSE PRODUCT LIABILITY EXISTS IN THE INDUSTRY AND INSURANCE IS EXPENSIVE AND DIFFICULT TO OBTAIN, THE COMPANY MAY BE EXPOSED TO LARGE LAWSUITS.

The Company's business exposes it to potential product liability risks, which exist in the testing, manufacturing, marketing and sale of electric vehicle and electric propulsion systems. While the Company will take precautions it deems to be appropriate to avoid product liability suits against it, there can be no assurance that it will be able to avoid significant product liability exposure. Product liability insurance for the Industry is generally expensive, to the extent it is available at all. The Company has not yet sought to obtain product liability coverage. The Company intends to obtain such coverage when it is apparent that the products developed by the Company will be marketable. There can be no assurance that it will be able to obtain such coverage on acceptable terms, or that any insurance policy will provide adequate protection against potential claims. A successful product liability claim brought against the Company may exceed any insurance coverage secured by the Company, and could have a material adverse effect on the Company's results or ability to continue marketing its products.

BECAUSE OUR STOCK IS LISTED ON THE OTCBB AND NOT A LARGER OR MORE RECOGNIZED EXCHANGE, INVESTORS MAY FIND IT DIFFICULT TO SELL THEIR SHARES OR OBTAIN ACCURATE QUOTATIONS FOR SHARE PRICES.

The Company's common stock is listed on the OTCBB. Investors may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's common stock than would otherwise be the case were the Company's common stock listed on a more recognized stock exchange or quotation service. In addition, trading in the Company's common stock is currently subject to certain rules under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock." Penny stocks are generally non-Nasdaq equity securities with a market price less than $5.00 per share. The penny stock rules require broker-dealers selling penny stocks to make certain disclosures about such stocks to purchasers thereof, and impose sales practice restrictions on broker-dealers in certain penny stock transactions. The additional burdens imposed upon broker-dealers by these rules may discourage them from effecting transactions in the Company's common stock, which could limit the liquidity of the common stock and the ability of the Company's Security Holders to sell their stock in the secondary market.

Trade of these shares is restricted. These securities have not been registered with the securities and exchange commission or the securities commission of any state in reliance upon an exemption from registration under the securities act of 1933, as amended (the "securities act"), and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the securities act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the securities act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to the transferor to such effect, the substance of which shall be reasonably acceptable to the company.

GOING CONCERN RISK

There is doubt as to our ability to continue as a going concern based on our past operating losses. There can be no assurances that the capital required to fulfill the business plan of the Company can be obtained on terms favorable to the Company.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares by the Selling Stock Holders pursuant to this prospectus. However, we have received $520,000 from the sale of the units containing 1 common share and 1 common share purchase warrant and we may receive up to an additional $855,000 from the exercise of warrants held by the Selling Security Holders. This figure assumes that all of the warrants are exercised. There is no guarantee that all or any warrants will be exercised or that the Company will receive any proceeds. The proceeds, if any, would be used for general corporate purposes including, as a priority, working capital.

The foregoing represents the Company's intentions based upon its present plans and business conditions. The occurrence of unforeseen events or changes in business conditions, however, could result in applying the proceeds from the exercise of the warrants in a manner other than as described in this prospectus.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell at prevailing market prices or privately negotiated prices. The Company's common shares are quoted on the OTC Bulletin Board under the stock symbol "ARME".

SELLING SECURITY HOLDERS

This prospectus covers the offer and sale by the Selling Security Holders of up to 5,200,000 shares of Common Stock and an additional 5,700,000 shares of Common Stock issuable upon exercise of outstanding warrants, which were issued pursuant to private placement transactions occurring between February 8 and April 18, 2005. The warrants have an exercise price of $0.15.

Except as stated below, none of the Selling Security Holders had any relationship with us in the past three years:

Cheryl Spousta-Schertzer is our Vice-President of Operations.

Granite Financial Inc. is a broker-dealer who received its securities from us as compensation for acting as a placement agent.

In the purchase agreements, each of the Selling Security Holders represented that it had acquired the shares for investment purposes only and with no present intent of distributing those shares, except in compliance with all applicable securities law. In addition, each of the Selling Shareholders represented whether he or she qualifies as an accredited investor as such term is defined in Rule 501 of the SECURITIES ACT.

Other than to Granite Financial Group, Inc. ("Granite"), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the private placement transactions.

The table below sets forth information concerning the resale of the shares of common stock by the Selling Security Holders. We will not receive any proceeds from the resale of the common stock by the Selling Security Holders. We will receive proceeds from the exercise of the warrants, if they are exercised. The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock that may be sold in this offering and the number of shares that each person will own after the offering, assuming each person sells all of the shares offered. The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the SECURITIES EXCHANGE ACT of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Security Holder has sole or shared voting power or investment power and also and shares the Selling Security Holder has the right to acquire within 60 days. Percentages are based on a total of 36,031,681 shares of common stock outstanding on February 23, 2005. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of February 23, 2005, are deemed outstanding for computing the percentage of the Selling Security Holder holding such option or warrant but are not deemed outstanding for computing the percentage of any other Selling Security Holder.

SELLING SECURITY HOLDER           SHARES OF        WARRANTS          TOTAL       AMOUNT TO BE
-----------------------           ---------        --------          -----       ------------
                                COMMON STOCK     HELD BEFORE      BENEFICIAL    OFFERED FOR THE
                                ------------     -----------      ----------    ---------------
                                   BEFORE         OFFERING        OWNERSHIP   SECURITY HOLDER'S
                                   ------         --------        ---------   -----------------
                                  OFFERING                                          ACCOUNT
                                  --------                                          -------
DUECK, HANS                        100,000         100,000          200,000         200,000
EDBLAD, HANS                       100,000         100,000          200,000         200,000
HALVORSON, GEORGE                  100,000         100,000          200,000         200,000
JOHNSON, RON                       100,000         100,000          200,000         200,000
KISH, LOUIS (1)*                   200,000         200,000          400,000         400,000
KLINGBEIL, GARRY                   50,000          50,000           100,000         100,000
KUETTEL, SACHA                     100,000         100,000          200,000         200,000
MOULTHROP, MICHELLE                50,000          50,000           100,000         100,000
PLUMMER, WALTER                    50,000          50,000           100,000         100,000
PORCELLATO, RAMON                  100,000         100,000          200,000         200,000
SEARLE, DAN                        200,000         200,000          400,000         400,000
SOROKOVSKY, ALEXANDER              100,000         100,000          200,000         200,000
SOROROVSKY, NICK & HELEN GALINA    100,000         100,000          200,000         200,000
SOUHAIL, ABI FARRAGE               50,000          50,000           100,000         100,000
SPOUSTA-SCHERTZER, CHERYL,         100,000         100,000          200,000         200,000
VP of Operations
ZINKIL, ROY                        100,000         100,000          200,000         200,000
KARP, SAMMUEL                      1,000,000       1,000,000        2,000,000       2,000,000
LABRECHE, ROBERT                   400,000         400,000          800,000         800,000
SCHREIBER, DANIEL                  1,000,000       1,000,000        2,000,000       2,000,000
STEIN, RANDALL                     200,000         200,000          400,000         400,000
ZEMER, JACK & SANDY                1,000,000       1,000,000        2,000,000       2,000,000
GRANITE Financial Inc.             none            260,000          260,000         260,000
Broker/Dealer and
Placement Agent

As of February 23, 2005, there were 36,031,681 shares of the common stock issued and outstanding. The number of shares of Common Stock to be issued and outstanding after the offering will be 46,931,681, based on all Shares registered under this prospectus actually being issued.

The Selling Security Holders hold 5,200,000 shares of the Company's common stock as of the date of this prospectus and may hold up to 10,900,000 shares of the Company's common stock if all of the warrants are exercised. However, the Selling Security Holders may choose not to exercise any or all of the warrants to obtain any or all of the underlying stock. Furthermore, the Selling Security Holders may also retain or sell the shares they obtain through the purchase of the units or may obtain through the exercise of any or all of the warrants. Therefore, no definitive estimate as to the number of the Company's shares that will be held by the Selling Security Holders after the offering can be provided.

PLAN OF DISTRIBUTION

         The Selling Security Holders (the "SELLING SECURITY HOLDERS") of the common stock ("COMMON STOCK") of Armor Electric Inc., a Florida corporation (the "COMPANY") and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o    privately negotiated transactions;

         o settlement of short sales entered into after the date of this prospectus;

         o broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

         o    a combination of any such methods of sale;

         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

         o    any other method permitted pursuant to applicable law.

         The Selling Security Holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), if available, rather than under this prospectus.

         Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

         In connection with the sale of the Common Stock or interests therein, the Selling Security Holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Security Holders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Security Holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The Selling Security Holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

         The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Security Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         Because Selling Security Holders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Security Holders.

         We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Security Holders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Security Holders or any other person. We will make copies of this prospectus available to the Selling Security Holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL PROCEEDINGS

None

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age, and position of the executive officers and directors of the Company as of the date of this registration statement. The directors were appointed until the Company's next annual general meeting or until a successor is elected and qualifies to be a director of the
Company:

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The Directors and Executive Officers of the Company, their respective ages and percentage of time during regular business hours that is devoted to the Company are as follows:

Name                      Time       Age       Position
----                      ---        ----      ---------
Merrill Moses             100%        51       President and Director

Harj Manhas               25%         36       Secretary, Treasurer and Director

Thom Eggertson            25%         50       Director

Cheryl Spousta-Schertzer  50%         48       Vice President of Operations
                                               and Director

LaRoy Orr                 25%         52       VP of Marketing and
                                               Finance and Director

All directors hold office until the next annual meeting of Security Holders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. The Company has not compensated its directors for service on the Board of Directors or any committee thereof. As of the date hereof, no director has accrued any expenses or compensation. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. The Company does not have any standing committees at this time.

No director, Officer, affiliate or promoter of the Company has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

(b) Identification of Certain Significant Employees.

Strategic matters and critical decisions are handled by the directors and executive officers of the Company.

(c) Family Relationships. None

BUSINESS EXPERIENCE

The following is a brief account of the business experience during at least the past five years of each director and executive officer of the Company, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupation and employment were carried on.

-------------------------------- -----------------------------------------------
Name                             Principal occupation and related experience
-------------------------------- -----------------------------------------------
MERRILL MOSES, PRESIDENT AND     After finishing Brigham Young University,
DIRECTOR                         majoring in business and finance, Mr. Moses
                                 attached himself to the business community. By
                                 the age of 23, he had owned eight restaurants
                                 and a variety of business ventures including
                                 one of the originators of a major automotive
                                 franchise called Jiffy Lube. As CEO and
                                 President of M&M Foods and M&M Enterprises, he
                                 focused on financial procurement, asset
                                 accounting, debt serving, personnel management,
                                 and equity financing industries. After leaving
                                 these companies in 1979 and 1980, Merrill went
                                 on to participate in the establishment and
                                 operation of several public and private Natural
                                 Resource Companies. In 1982, he formed Bonafied
                                 Financial Management Company, (BFM), a
                                 financial planning corporation and
                                 investment-banking firm. Merrill worked as an
                                 international merchant for the importation of
                                 products and commodities to and from Asia
                                 including China, Hong Kong, Indonesia, and
                                 Taiwan. In 1994, Merrill Moses created the
                                 Mortgage Banking Firm Cambridge Home Loans,
                                 which is a wholly owned subsidiary of another
                                 company formed by Mr. Moses, Cambridge
                                 Financial Services. Cambridge currently employs
                                 over 80 people and is financing in the two
                                 hundred and fifty million dollar a year arena
                                 with expectations of significant growth and
                                 expansion in the near future. Its head office
                                 is located in Solana Beach, California. Mr.
                                 Moses currently serves as the President and CEO
                                 of both companies.
-------------------------------- -----------------------------------------------
HARJ MANHAS, SECRETARY,          From 1997 to the present, Harj Manhas has
TREASURER AND DIRECTOR           served as Vice President and Director of Secura
                                 Investments Inc., a privately owned Investment firm that was established in 1995 to fund start-up corporations. Mr. Manhas primary roles in the Company is to provide financial advice, analyze projects and the running of day to day operations.

                                 From 1999 to the present, Mr. Manhas has also been serving as Vice President of Corporate Finance and Director of Surge Technologies, Inc, a manufacturer of surge protection products used in telecommunications networks which protect telephone and other communication lines from harmful voltage transients. Mr. Manhas primary roles with Surge Technologies is to provide corporate finance management, handle investor relations and some running of the day to day operations of the company.
-------------------------------- -----------------------------------------------

-------------------------------- -----------------------------------------------
                                 Mr. Manhas is a graduate from the SAIT
                                 Mechanical Engineering Design Program in
                                 Calgary, Alberta.
-------------------------------- -----------------------------------------------
THOM EGGERTSON, DIRECTOR         From 1999 to the present Thom Eggertson has
                                 been engaged in accounting and financial services on a contractual basis for a variety of clients including White Iron Group, as interim Controller for a TV program production company and post-production house; VSS Sleep
                                 Systems Inc., as CFO for a bed frame
                                 manufacturer; Secura Investments Inc.,
                                 providing long term strategic direction
                                 analysis, evaluation of a telecommunications business opportunity and preparation of a business plan; Surge Technologies Inc., providing financing strategies, management information system development, business plan preparation and assistance in completing the year end as interim CFO; Comvillage Inc., as CFO for this internet browser development company; Xpressnet Ltd., providing organizational planning and preparation of a financing proposal for a provider of DSL and wireless high speed internet access; WCW Inc., providing an operational review of a mattress manufacturer in Hoosick Falls, New York; and
                                 SoftSource Computing Inc., as CFO for a
                                 reseller of software, computer solutions and hardware to large corporations.

                                 Mr. Eggertson has a Bachelor of Commerce degree
                                 from the University of Alberta. He received his
                                 Chartered Accountant designation in 1979 and
                                 his Chartered Financial Analyst designation in
                                 1992.
-------------------------------- -----------------------------------------------
CHERYL SPOUSTA SCHERTZER         During the past twenty-six years, Ms.
VP OPERATIONS, DIRECTOR          Spousta-Schertzer has served in various
                                 executive roles within the finance, law, computer, semiconductor and telecommunications industries, including playing a key role as a participant and negotiator in the 255 million dollar sale of Silicon Systems Inc. to TDK
                                 Japan.

                                 With over 18 years in the high-tech industry, Ms. Spousta-Schertzer has extensive experience in investor, customer, and supplier contract negotiations. She has negotiated contracts and corrective action with various companies in the United States, Japan, Singapore, Korea, Philippines, Taiwan and Ireland. As Silicon Systems' vice president of corporate reliability and quality assurance, and vice president of worldwide assembly and test operations, Ms. Spousta-Schertzer had full profit and loss responsibility for a multimillion-dollar operational budget.
-------------------------------- -----------------------------------------------

-------------------------------- -----------------------------------------------
                                 Additional responsibilities included, internal
                                 and external audits, warranty returns, product
                                 and test engineering, reliability engineering,
                                 quality assurance, failure analysis,
                                 configuration management, and manufacturing for
                                 facilities located in Tustin, California and
                                 Singapore. Her Singapore role included full
                                 authority for contract negotiation as a
                                 "pioneer" partner company with the Singapore
                                 Economic Development Board.
-------------------------------- -----------------------------------------------
LAROY ORR,                       Mr. Orr possesses a strong background in the
VP OF MARKETING AND FINANCE      real estate, marketing, finance and mining
AND DIRECTOR                     industries. In the past, Mr. Orr has had
                                 extensive  experience in obtaining
                                 venture capital for several enterprises. Since
                                 1978, Mr. Orr has been involved in residential
                                 real estate development and commercial real
                                 estate sales and financing. He has managed
                                 sales of several million dollars worth of real
                                 estate during this period. Mr. Orr attended
                                 Ricks College and Brigham Young University
                                 Business Finance.
-------------------------------- -----------------------------------------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERS OF FIVE PERCENT (5%) OR GREATER, OF THE COMPANY'S COMMON
STOCK.

The following sets forth information with respect to ownership by holders of more than five percent (5%) of the Registrant's common stock known by the Registrant based on 36,031,681 shares issued and outstanding as at February 23, 2005.

------------------- --------------------- -------------------------
Name and            Number and type of    Percentage of Class
Address             security
------------------- --------------------- -------------------------

NOVA ELECTRIC       Common restricted     58.3%
SYSTEMS INC         21,000,000 shares
201 Lomas Santa
Fe, Suite #420,
Solana Beach, CA
92075
------------------- --------------------- -------------------------

------------------- --------------------- -------------------------
Cede & Co.          Common Free           27.7%
P.O.BOX 222,        9,987,350
BOWLING GREEN       shares
STATION
NEW YORK   NY
10274
------------------- --------------------- -------------------------

THE COMPANY'S COMMON STOCK BENEFICIALLY OWNED BY EACH OFFICER AND DIRECTOR, AND BY ALL DIRECTORS AND OFFICERS AS A GROUP

The following sets forth information with respect to the Company's common stock beneficially owned by each Officer and Director, and by all Directors and Officers as a group. The percentages are based on 36,031,681 shares issued and outstanding as at February 23, 2005.


----------------------- ---------------------------------- --------------------- -------------------------
Name and Address        Positions held (e.g., director,    Number, type and      Percentage of Class
                        officer, promoter and/or           percentage of
                        principal holder) and the date     securities
                        of obtaining that position
----------------------- ---------------------------------- --------------------- -------------------------
Merrill Moses,          President and Director             1,100,000             3%
201 Lomas Santa Fe,
Suite #420, Solana                                         Common
Beach, CA 92075                                            Restricted
                                                           Shares

                                                           0 warrants            0%
----------------------- ---------------------------------- --------------------- -------------------------
Harj Manhas,            Secretary, Treasurer and           0                     0
201 Lomas Santa Fe,     Director
Suite #420, Solana
Beach, CA 92075
----------------------- ---------------------------------- --------------------- -------------------------


                                       21




----------------------- ---------------------------------- --------------------- -------------------------
Thom Eggertson,         Director                           0                     0
201 Lomas Santa Fe,
Suite #420, Solana
Beach, CA 92075
----------------------- ---------------------------------- --------------------- -------------------------
Cheryl Spousta          VP of Operations and Director      120,000               0.3%
Schertzer,                                                 Common
201 Lomas Santa Fe,                                        Restricted
Suite #420, Solana                                         shares
Beach, CA 92075
                                                           100,000 warrants      1.8%
----------------------- ---------------------------------- --------------------- -------------------------
LaRoy Orr,              VP of Marketing and Finance and    0                     0
Solana Beach, CA        Director
----------------------- ---------------------------------- --------------------- -------------------------

Total as a group before offering 1,220,000 Shares (3.4%) (assuming the exercise of the warrants) 0 Options, 100,000 warrants (1.8%)

DESCRIPTION OF SECURITIES

As at February 23, 2005, 36,031,681 shares of the common stock issued and outstanding. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock with a par value of $.001 per share, and 10,000,000 shares of Preferred Stock with a par value of $.001 per share.

Upon liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of common stock are entitled to share PRO-RATA in all net assets available for distribution to Security Holders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of Security Holders. There are no cumulative voting rights. All outstanding shares of Common Stock are validly authorized and issued, fully paid and non-assessable. The Board of Directors is authorized to issue additional shares of Common Stock not to exceed the amount authorized by the Company's Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

There are no provisions in the Company's articles or by-laws that would delay, defer or prevent a change in control of the Company.

The above description concerning the Capital Stock of the Company does not purport to be complete. Reference is made to the Company's Articles of Incorporation and Bylaws which are available for inspection upon proper notice at the Company's offices and are available on the Internet as an exhibit to the Company's Form 10-SB12G as filed on January 6, 2003. As well, the applicable statutes of the State of Florida also provide a more complete description concerning the rights and liabilities of Security Holders.

VOTING AND PREEMPTIVE RIGHTS

Each holder of Common stock is entitled to one vote per share on all matters on which such Security Holders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Holders of the Common stock of the Company do not have preemption rights.

DIVIDEND POLICY

Holders of the Company's Common Stock are entitled to dividends if declared by the Board of Directors out of funds legally available therefore. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development of the Company's business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

STOCK TRANSFER AGENT

The Company's Transfer Agent is Holladay Stock Transfer, Inc., 2939 North 67th Place Scottsdale AZ 85251.

SHARES ELIGIBLE FOR FUTURE SALE

Following the effective date of this registration statement, the 10,900,000 shares of common stock registered in this offering will be freely tradable without restrictions under the SECURITIES ACT. Shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder.

Prior to the effective date of this registration statement, the 10,900,000 shares of common stock to be registered in this offering will be restricted under the Securities Act. In general, under Rule 144 of the SECURITIES ACT, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed 1% of the then outstanding shares of our common stock. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

INTEREST OF NAMED EXPERTS AND COUNSEL

ACCOUNTANTS

Our unaudited financials statements for the quarter ended December 31, 2004 and our audited financial statements for the fiscal year ending June 30, 2004 have been included in this prospectus in reliance upon Braverman International, P.C. of Prescott, Arizona as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by our counsel, Thomas A. Braun. 300,000 common shares were registered in the name of Thomas Braun Law Corp. pursuant to a Fee Agreement. These shares were registered under the Securities Act of 1933 under Form S-8 on February 16, 2005.

Other than as stated above, no expert or counsel named in this prospectus as having certified any part of this prospectus or having given an opinion on the validity of the securities being registered or upon other legal matters in connection with the offering was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company, or any of its parents or subsidiaries, as a promoter, managing or principle underwriter, voting trustee, director, officer or employee.

DISCLOSURE of COMMISSION POSITION of INDEMNIFICATION for SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities (other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings) is asserted by the director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issues.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None

DESCRIPTION OF BUSINESS

The Company currently has no employees.

Product Background

The Company currently has no products approved for sale or use and will not be able to sell any products until such time, if ever, as it develops, produces, distributes and commercially markets products.

There are many risks, expenses and difficulties frequently encountered in establishing a new business in the electronics and transportation industry, which is characterized by intense competition, rapid technological change, litigious competitors, potential product liability and government regulation.

The market in which the Company intends to operate is dominated by a number of large firms with large sums of money for research and development. The Company's success is dependant upon the successful development of products and acceptance of its products by consumers as reliable, safe and cost-effective. The market for the Company's potential products is subject to frequent introduction of new products and designs.

FOR MORE INFORMATION ON RISKS, PLEASE SEE PAGE 8 OF THIS PROSPECTUS.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion contains forward-looking statements that are subject to significant risks and uncertainties. There are several important factors that could cause actual results to differ materially from historical results and percentages and results anticipated by the forward-looking statements. The Company has sought to identify the most significant risks to its business, but cannot predict whether or to what extent any of such risks may be realized nor can there be any assurance that the Company has identified all possible risks that might arise. Investors should carefully consider all of such risks before making an investment decision with respect to the Company's stock.

Overview

The Company is a development stage company in the business of developing certain distribution rights to electric vehicle and electric propulsion systems.

Plan of Operation

The Company has had no operations since inception and is financially dependent on its shareholders, who have financed its existence to date.

For the near term, the Company continues to develop the rights it was assigned by Nova Electric Systems Inc., ("Nova") through an asset purchase agreement dated April 27, 2004. Nova is in the business of developing and marketing electronic propulsion and battery power systems for electric powered vehicles. Under the asset purchase agreement with Nova, the Company issued 21,000,000 Common Shares in the capital stock of the Company. Under the asset purchase agreement, the Company also agreed to pay, upon obtaining financing, $650,000 USD. The Company had not paid or recorded any of this contingent consideration pursuant to the asset purchase agreement as of the end of the quarter ended December 31, 2004 because it had not yet acquired the necessary financing, as provided for in the agreement.

Financing for the above additional consideration was arranged during the first calendar quarter of 2005 through two private placements of the Company's common stock totaling $520,000. Substantial stock offering and legal fees in connection with this financing were also incurred. The stock sold through the two private placements are the shares that are being registered in this prospectus.

Through an agreement with NuAge Electric Inc., Nova holds the rights for the use of certain proprietary technology to install electric propulsion systems on a variety of electric powered vehicles to include, but not limited to, mountain bikes, regular cycles, children's cycle toys and riding vehicles, recreation ATV units, scooters, motorcycles, go-karts, NEV (Neighborhood Electric Vehicle) cars, race cars, regular passenger cars, buses and all other types of two and three wheeled vehicles, water craft and in addition, a wide variety of other vehicles and products.

Nova has also acquired the rights from NuAge Electric Inc., to certain agreements between NuAge and the largest bicycle manufacturer in the world, Hero Cycles in India, for the joint venture to manufacture and distribute many of the electric powered two and three wheel vehicles in India and for distribution from the Hero manufacturing facilities worldwide.

The Nova Business Plan details a number of electric powered vehicles built as prototype working models at the Las Vegas facility and it is the intent of Nova to work closely with their strategic partner, NuAge to continue to develop a wide variety of commercially viable vehicles and products there.


DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The Company has incurred operating losses during the six months ended December 31, 2004, the Company had a loss of $15,354 compared to a loss of $3,571 for the six months ended December 31, 2003.

The Company's main focus during the three months ended December 31, 2004 has been continued development of the marketing rights acquired from Nova Electric Systems Inc.

General and Administrative Expenses

General and administrative expenses during the six months ended December 31, 2004 were $15,354 compared to $3,571 for the six months ended December 31, 2003. The increase in 2004 is due primarily to increases in payroll expenses and accounting fees.

Liquidity and Capital Resources

Since inception, the Company has financed its operations from private financing. The company has suffered recurring losses from operations and has a working capital deficiency of $35,965 (current assets less current liabilities).

Financing

The Company's capital requirements have not been significant in the past but the Company anticipates it will increase as development and product launch begins.

Cash Requirements and Need For Additional Funds

In its attempts to develop the Company's marketing strategy and launch a product, the Company anticipates it will require approximately $1,500,000.00 in the coming year. To satisfy these cash requirements, the Company will likely have to raise additional funds in the coming year. There are no assurances that the Company will be able to obtain the additional financing.

CONTROLS AND PROCEDURES

The registrant's Principal executive officers and principal financial officer, based on their evaluation of the registrant's disclosure controls and procedures (as defined in Rules 13a-14 (c) of the Securities Exchange Act of 1934) as of December 31, 2004 have concluded that the registrants' disclosure controls and procedures are adequate and effective to ensure that material information relating to the registrants and their consolidated subsidiaries is recorded, processed, summarized and reported within the time periods specified by the SEC's rules and forms, particularly during the period in which this quarterly report has been prepared.

The registrants' principal executive officers and principal financial officer have concluded that there were no significant changes in the registrants' internal controls or in other factors that could significantly affect these controls subsequent to December 31, 2004 the date of their most recent evaluation of such controls, and that there was no significant deficiencies or material weaknesses in the registrant's internal controls.

Recent Sales of Unregistered Securities

Between February 8 and April 18, 2005, in private placement transactions under Regulation D and Regulations S of the SECURITIES ACT, 1933, the Company sold 5,200,000 shares of Common Stock and 5,460,000 common share purchase warrants to the Selling Security Holders. The warrants have an exercise price of $0.15 and an expiry date of February 22, 2012. These shares and the shares that will be issued when and if thee warrants are exercised, are the shares that are being registered in this prospectus.

Granite Financial Inc. ("Granite") is a broker-dealer who received 260,000 of the warrants with an exercise price of $0.15 and an expiry date of February 22, 2012 as compensation for acting as a placement agent in the private placement transactions. Other than the warrants issued to Granite, no brokerage or finder's fees or commissions were paid by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the private placement transactions.

Gross proceeds to the Company from the private placement transaction was $520,000. Approximate expenses relating to the transactions are estimated at $101,662. Therefore, net proceeds are estimated at $418,338. These proceeds will be used for paying off the amount due under the Nova Agreement (see pages 26 and 27) and to pay operating expenses.

During the three months ended December 31, 2004, the Company did not issue any unregistered securities but did cancel 502,000 restricted shares of common stock for marketing services at $.23 per share for a total of $115,460. These shares had been issued on August 2, 2004 for services to be performed over a five month period. These shares were cancelled due to non performance of the services. Accordingly, this transaction resulted in the reversal of all amounts previously recorded for compensation deferred and expensed in the financial statements.

DEFAULTS UPON SENIOR SECURITIES

None

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None

REPORTS TO SECURITY HOLDERS

The Company is subject to the reporting and other requirements of the Securities Exchange Act of 1934 and we will furnish to our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding our electronic filings with the SEC. The address of that site is http://www.sec.gov. Other information may be obtained from our website at http://www.armorelectric.com.

WARRANTS

As at February 7, before the private placement offerings described in this registration statement, the Company had no outstanding warrants to purchase common shares.

STOCK-BASED COMPENSATION (Options)

A 2005 Incentive Stock Option Plan has been developed by the Board of Directors of the Company for employees, consultants, directors, and other persons associated with the Company. Awards under the plan may take the form of incentive stock options, non-qualified stock options, stock awards, restricted shares or cash awards as determined by the Board of Directors. A maximum of 5 million shares will be reserved for issuance under the plan but the plan has not yet been approved by shareholders and the shares underlying the options have not yet been registered. There is a strong possibility that the 2005 Incentive Stock Option Plan may never come into effect.

On the date of this prospectus, May 5, 2005, the Company had no options outstanding.

CASH POSITION

At December 31, 2004, the Company had no cash nor cash equivalents compared to a cash position of $3,140 at December 31, 2003. The decrease in the Company's cash position is due to the beginning of increased operations within the Company.

The Company is raising additional funds through equity financings via the private placements described in this registration statement, as it needs to raise capital to fund operations over the long-term.

ACCOUNTS PAYABLE & ACCRUED LIABILITIES

Accounts payable and accrued liabilities decreased in the six months ended December 31, 2004 to $36,518 compared to $27,394 on June 30, 2004.

CASH REQUIREMENTS AND NEED FOR ADDITIONAL FUNDS

In order to meet its business objectives, the Company will require approximately US $1,500,000 in the coming year. These funds could be provided through any combination of the exercise of existing warrants and options and/or through subsequent rounds of financing.

DESCRIPTION OF PROPERTY

(a) Real Estate            None

(b) Plant and Equipment    None

Real Property

The Company owns no real property. It conducts all of its business from its leased facility in Solana Beach, California where its headquarters are located. The lease on the office extends to November 2006 at a cost of $995.00 per month.

Intellectual Property and Intangibles - None

Patents- None

Domain Names - armorelectric.com

Trademarks - None

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's common stock is listed on the OTCBB under the symbol "ARME". Prices reported represent prices between dealers, do not include markups, markdowns or commissions and do not necessarily represent actual transactions. The market for the Company's shares has been sporadic and at times very limited.

The following table sets forth high and low bid quotations of the Company's common stock for the quarters ended from December 31, 2003 to December 31, 2004:

                                       Price Range of
                                        Common Stock
                                        ------------

Quarter Ended                       High             Low
-------------                       ----             ---

December 31, 2003                   0.15            0.01
March 31, 2004                      0.50            0.04
June 30, 2004                       1.56            0.17
September 30, 2004                  0.75            0.18
December 31, 2004                   0.31            0.07
March 31, 2005                      0.17            0.08

As of February 23, 2005, the Company had approximately 36,031,681shares issued and outstanding.

No dividends on outstanding common stock ever have been paid within the Company's history. The Company does not anticipate or intend upon paying dividends for the foreseeable future.

EXECUTIVE COMPENSATION

The Company has not paid any salaries or other compensation to its officers, directors or employees since inception. Further, the Company has not entered into an employment agreement with any of its officers, directors or any other persons and no such agreements are anticipated in the immediate future.

The Company has not had a bonus, profit sharing, or deferred compensation plan for the benefit of its employees, officers or directors.

Section 16(a) of the Securities Exchange Act of 1934, as amended (The "Exchange Act"), requires the Registrant's officers and directors, and persons who own more than 10% of a registered class of the Registrant's equity securities, to file reports of ownership and changes in ownership of equity securities of the Registrant with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater-than 10% shareholders are required by the Securities and Exchange Commission regulation to furnish the Registrant with copies of all
Section 16(a) that they file.

Some of the officers and directors of the Company will not devote more than a portion of their time to the affairs of the Company. There will be occasions when the time requirements of the Company's business conflict with the demands of their other business and investment activities. Such conflict may require that the company attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the Company.


FINANCIAL STATEMENTS

The response to this Item is included as a separate Exhibit to this report. Please see pages F-1 through F-10.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE

In connection with the audits of the most recent fiscal years and any interim period preceding resignation, no disagreements exist with any former accountant on any matter of accounting principles or procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with their report to the subject matter of the disagreement(s).

DEALER PROSPECTUS DELIVERY OBLIGATION

Until 90 days after effective date of this document, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 607.0850, Florida Statutes, grants a corporation the power to indemnify its directors, officers, employees, and agents for various expenses incurred resulting from various actions taken by its directors, officers, employees, or agents on behalf of the corporation. In general, if an individual acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the action was unlawful, then the corporation has the power to indemnify said individual who was or is a party to any proceeding (including, in the absence of an adjudication of liability (unless the court otherwise determines), any proceeding by or in the right of the corporation) against liability expenses, including counsel fees, incurred in connection with such proceeding, including any appeal thereof (and, as to actions by or in the right of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof). To the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any proceeding, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Any indemnification in connection with the foregoing, unless pursuant to a determination by a court, shall be made by the corporation upon a determination that indemnification is proper in the circumstances because the individual has met the applicable standard of conduct. The determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding; (ii) by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding; (iii) by independent legal counsel selected by the board of directors or such committee; or (iv) by the shareholders by a majority vote of a quorum consisting of shareholders who are not parties to such proceeding. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, then the directors or the committee shall evaluate the reasonableness of expenses and may authorize indemnification. Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

Section 607.0850 also provides that the indemnification and advancement of expenses provided pursuant to that Section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses may not be made if a judgment or other final adjudication established that the individual's actions, or omissions to act, were material to the cause of action so adjudicated and constitute (i) a violation of the criminal law (unless the individual had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful); (ii) a transaction from which the individual derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor in a proceeding by or in the right of a shareholder. Indemnification and advancement of expenses shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person, unless otherwise provided when authorized or ratified.

Section 607.0850 further provides that unless the corporation's articles of incorporation provide otherwise, then notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that (i) the individual is entitled to mandatory indemnification under Section 607.0850 (in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses); (ii) the individual is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power under Section 607.0850; or (iii) the individual is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether the person met the standard of conduct set forth in Section 607.0850. Further, a corporation is granted the power to purchase and maintain indemnification insurance.

The Company's articles of incorporation also provide as follows:

ARTICLE VIII INDEMNIFICATION OF OFFICERS AND DIRECTORS This corporation shall have the power, in its By-Laws or in any resolution of its Security Holders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith to procure, at the expense of this corporation, policies of insurance.

The Company's bylaws do not make provision with respect to indemnification and insurance of officers and directors. As of the date of this prospectus, there have been no Security Holders' or directors' resolutions that address the indemnification and insurance of officers and directors.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES OCCURRING PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933 MAY BE PERMITTED AS TO DIRECTORS, OFFICERS, OR PERSONS CONTROLLING THE REGISTRANT, THE REGISTRANT HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND, THEREFORE, IS UNENFORCEABLE.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Costs of this distribution to the Company are estimated as follows:

         Registration Fees                           $161.84
         Federal Taxes                               $0.00
         State Taxes and Fees                        $0.00
         Trustees' and Transfer Agent's Fees         $500
         Printing and Engraving                      $0.00
         Legal                                       $51,000
         Accounting                                  $50,000
         Listing Fees                                $0.00
                                                     -----
                                                     $101,661.84


--------------------------------------------------------------------------------

                                    EXHIBITS

Exhibit Number   Exhibit Description
--------------   -------------------

3.1  (1)         Articles of Incorporation as filed with the
                 Florida Secretary of State
3.2  (1)         Bylaws
5.1              Opinion on Legality and Consent of Legal Expert
10.1             Securities Purchase Agreement
10.2             Registration Rights Agreement
10.3             Common Stock Purchase Warrant
10.4             Subscription Agreement
23.1             Independent Auditor's Consent

(1) previously filed as exhibits to the Company's Form 10-SB filed January 6,
2003

                                  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         o to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         o reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; o include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against the liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered by this registration statement, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

6. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

7. For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solana Beach, California the 5th day of May, 2005

ARMOR ELECTRIC, INC.

By:    /s/ Merrill Moses
       ----------------------------------
       Merrill Moses
       President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES                           TITLE                       DATE
----------                           -----                       ----

/s/ Merrill Moses          President and Director             May 5, 2005
---------------------
Merrill Moses

/s/ Harj Manhas            Secretary,Treasurer                May 5, 2005
---------------------      and Director
Harj Manhas

/s/ Thom Eggertson         Director                           May 5, 2005
---------------------
Thom Eggertson

/s/ LaRoy Orr              VP of Marketing                    May 5, 2005
---------------------      and Finance and Director
LaRoy Orr

/s/ Cheryl Schertzer       VP of Operations                   May 5, 2005
---------------------
Cheryl Schertzer

                              ARMOR ELECTRIC, INC.

                              FINANCIAL STATEMENTS
                                  JUNE 30, 2004

                                TABLE OF CONTENTS
                                -----------------


                                                                           PAGE
                                                                           ----


REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM                            F-1


BALANCE SHEET                                                               F-2


STATEMENTS OF OPERATIONS                                                    F-3


STATEMENTS OF STOCKHOLDERS' EQUITY                                          F-4


STATEMENTS OF CASH FLOWS                                                    F-5


NOTES TO FINANCIAL STATEMENTS                                               F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
ARMOR ELECTRIC, INC.
SOLANA BEACH, CA

We have audited the accompanying balance sheet of Armor Electric, Inc. (a Florida corporation in the development stage) as of June 30, 2004, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the years in the two year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Armor Enterprises, Inc., Inc., as of June 30, 2004, and the results of its operations and its cash flows for each of each of the years in the two year period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has not commenced operations. Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, and/or achieve profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.




Braverman International, P.C.
Prescott, Arizona
September 29 2004

                              ARMOR ELECTRIC, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                                        DECEMBER 31,   JUNE 30,
                                                            2004         2004
                                                        -----------  -----------
                                     ASSETS                          (unaudited)
                                     -------

CURRENT ASSETS
  Funds held in trust by related party                  $      553   $      553
                                                        -----------  -----------

               Total Current Assets                            553          553

Deferred charge                                                 --           --
                                                        -----------  -----------

                                                        $      553   $      553
                                                        ===========  ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
     ACCOUNTS PAYABLE                                   $    3,025   $      527
     Accounts payable-related parties                       15,868       15,867
     Accrued payroll                                        17,625       11,000
                                                        -----------  -----------

               Total Current Liabilities                    36,518       27,394
                                                        -----------  -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
    Preferred stock, par value $.001, 10,000,000 shares authorized, none issued

     Common stock, par value $.001, 100,000,000 shares
          authorized,34,717,333 issued and outstanding      34,717       34,717
     Paid-in capital                                        13,103        6,873
    (Deficit) accumulated during development stage         (83,785)     (68,431)
                                                        -----------  -----------

               Total Stockholders' Equity (Deficit)        (35,965)     (26,841)
                                                        -----------  -----------

                                                        $      553   $      553
                                                        ===========  ===========


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                                      ARMOR ELECTRIC, INC.
                                                  (A Development Stage Company)
                                                    STATEMENTS OF OPERATIONS

                                                                                                             CUMMULATIVE
                                               YEAR ENDED                       SIX MONTHS ENDED                 FROM
                                                JUNE 30,                           DECEMBER 31,              JUNE 5, 1998
                                   ---------------------------------   ---------------------------------    (INCEPTION) TO
                                        2004               2003             2004              2003         DECEMBER 31, 2004
                                   ---------------   ---------------   ---------------   ---------------   ------------------
                                      (RESTATED)        (RESTATED)       (unaudited)       (unaudited)         (unaudited)

REVENUE                            $           --    $           --    $           --    $           --    $              --

EXPENSES:
      General and administrative           18,369            11,110            15,354             3,571               83,785
                                   ---------------   ---------------   ---------------   ---------------   ------------------

         Total Expenses                    18,369            11,110            15,354             3,571               83,785
                                   ---------------   ---------------   ---------------   ---------------   ------------------

NET INCOME (LOSS)                  $      (18,369)   $      (11,110)   $      (15,354)   $       (3,571)   $         (83,785)
                                   ===============   ===============   ===============   ===============   ==================


NET (LOSS) PER COMMON SHARE-BASIC         *                 *                 *                 *
                                   ===============   ===============   ===============   ===============

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING           34,717,333        34,717,333        34,717,333        34,717,333
                                   ===============   ===============   ===============   ===============


* less than ($.01) per share

                                         SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                                               F-3

                                                      ARMOR ELECTRIC, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                    STATEMENTS OF CASH FLOWS

                                                                                                          CUMMULATIVE
                                                                                                             FROM
                                                                 YEAR ENDED           SIX MONTHS ENDED    JUNE 5, 1998
                                                                  JUNE 30,              DECEMBER 31,     (INCEPTION) TO
                                                           ---------   ---------   ---------   ---------  DECEMBER 31,
                                                              2004        2003       2004        2003        2004
                                                           ---------   ---------   ---------   ---------   ---------
                                                                                  (unaudited) (unaudited)  (unaudited)

OPERATING ACTIVITIES:
      Net  (loss) from operations                          $(18,369)   $(11,110)   $(15,354)   $ (3,571)   $(83,785)
      Contributions to capital                                1,200       1,200       6,230         600      11,030
      Capital issued for services                                --          --          --          --      15,010
      Adjustments to reconcile net (loss) to net
         cash used by operating activities:
        Changes in:
             Trust funds                                         --       4,685          --       4,861        (553)
             Accounts payable                                    72       2,725       2,499          --       3,026
             Accrued payroll                                  3,500       2,500       6,625       1,250      17,625
                                                           ---------   ---------   ---------   ---------   ---------

        Net Cash provided (Used) by Operating Activities    (13,597)         --          --       3,140     (37,647)
                                                           ---------   ---------   ---------   ---------   ---------

FINANCING ACTIVITIES:
       Proceeds from sale of common stock                        --          --          --          --      15,240
      Accounts payable-related parties                       13,597          --          --          --      22,407
                                                           ---------   ---------   ---------   ---------   ---------

        Net Cash provided by Financing Activities            13,597          --          --          --      37,647
                                                           ---------   ---------   ---------   ---------   ---------

NET INCREASE IN CASH                                             --          --          --       3,140          --

CASH, beginning of period                                        --          --          --          --          --
                                                           ---------   ---------   ---------   ---------   ---------

CASH, end of period                                        $     --    $     --    $     --    $  3,140    $     --
                                                           =========   =========   =========   =========   =========

SUPPLEMENTAL CASH FLOWS INFORMATION

  Common stock issued in exchange for
    shareholder loan                                                   $  6,540                            $  6,540
                                                                       =========                           =========

                                         SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                                               F-4

                                              ARMOR ELECTRIC, INC.
                                          (A DEVELOPMENT STAGE COMPANY)
                                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                         (DEFICIT)
                                                                                        ACCUMULATED
                                                       COMMON STOCK                     DURING THE
                                                 ------------------------    PAID-IN    DEVELOPMENT
                                                    SHARES        AMOUNT     CAPITAL       STAGE       TOTAL
                                                 ------------   ---------   ----------   ---------   ----------

Balances, inception                                       --    $     --    $      --    $     --    $      --
(UNAUDITED)
  Shares issued January 10, 1998, for services
   at $.001 per share                             10,500,000      10,500       (5,250)         --        5,250
  Net (loss) for the year                                 --          --           --      (5,250)      (5,250)
                                                 ------------   ---------   ----------   ---------   ----------

BALANCES, JUNE 30, 1998 (UNAUDITED)               10,500,000      10,500       (5,250)     (5,250)          --
  Shares issued August 31, 1998, for cash
   at $.001 per share                                 42,000          42          168          --          210
  Shares issued August 31, 1998, for services
   at $.001 per share                              1,952,000       1,952        7,808          --        9,760
  Shares issued September 30,1998, for cash
   at $.001 per share                                  2,000           2            8          --           10
  Shares issued October 12,1998,  for cash
   at $.001 per share                                  4,000           4           16          --           20
  Net( loss) for the year                                 --          --           --     (10,000)     (10,000)
                                                 ------------   ---------   ----------   ---------   ----------

BALANCES, JUNE 30, 1999 (UNAUDITED)               12,500,000      12,500        2,750     (15,250)          --
  Shares issued February 8, 2000 for cash
   at $.001 per share                                150,000         150       14,850          --       15,000
  Net (loss) for the year                                 --          --           --      (5,275)      (5,275)
                                                 ------------   ---------   ----------   ---------   ----------

BALANCES, JUNE 30, 2000 (UNAUDITED)               12,650,000      12,650       17,600     (20,525)       9,725
(AUDITED)
  Contributed capital-office overhead                     --          --        1,200          --        1,200
  Net (loss) for the year                                 --          --           --     (14,155)     (14,155)
                                                 ------------   ---------   ----------   ---------   ----------

BALANCES, JUNE 30, 2001                           12,650,000      12,650       18,800     (34,680)      (3,230)
  Contributed capital-office overhead                     --          --        1,200          --        1,200
  Net (loss) for the year                                 --          --           --      (4,272)      (4,272)
                                                 ------------   ---------   ----------   ---------   ----------

BALANCES, JUNE 30, 2002                           12,650,000      12,650       20,000     (38,952)      (6,302)
  Contributed capital-office overhead                     --          --        1,200          --        1,200
  Shares issued December 18, 2002 @ $.006
    per share for shareholder loan                 1,067,333       1,067        5,473          --        6,540
  Net (loss) for the year                                 --          --           --     (11,110)     (11,110)
                                                 ------------   ---------   ----------   ---------   ----------

BALANCES, JUNE 30, 2003                           13,717,333      13,717       26,673     (50,062)      (9,672)
  Contributed capital-office overhead                     --          --        1,200          --        1,200
  Shares issued April 27, 2004 @ $.001
   per share to acquire marketing rights          21,000,000      21,000      (21,000)         --           --
  Net (loss) for the year                                 --          --           --     (18,369)     (18,369)
                                                 ------------   ---------   ----------   ---------   ----------

BALANCES, JUNE 30, 2004                           34,717,333      34,717        6,873     (68,431)     (26,841)
(UNAUDITED)
  Contributed capital-operating expenses                  --          --        6,230          --        6,230
  Shares issued August 2, 2004 @ $.23
   for marketing services                            502,000         502      114,958          --      115,460
  Cancelation of shares isued for marketing
  services December 17, 2004                        (502,000)       (502)    (114,958)         --     (115,460)
  Net (loss) for six months                               --          --           --     (15,354)     (15,354)
                                                 ------------   ---------   ----------   ---------   ----------

BALANCES, DECEMBER 31, 2004 (UNAUDITED)           34,717,333    $ 34,717    $  13,103    $(83,785)   $ (35,965)
                                                 ============   =========   ==========   =========   ==========

                                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                                       F-5

                              ARMOR ELECTRIC, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
               (Information as of December 31, 2004, is unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (RESTATED)

HISTORY

Armor Enterprises, Inc. (the Company), formerly Armor Enterprises, Inc. and Armor Software, Inc., is in the development stage as defined in Financial Accounting Standards Board Statement No. 7. It is a Florida corporation, formed on June 5, 1998. Since inception it has had no operations. The Company was formed with the purpose of developing privacy encryption software for the Internet. The Company was unable to raise enough capital to finance its research and development of the software while other larger companies began addressing privacy issues, making the Company's proposed software obsolete. After efforts to develop the business failed, all efforts were abandoned in mid 2000. The Company's fiscal year end is June 30.

On April 27, 2004 the Company acquired the marketing rights to electronic propulsion and battery power systems for electric powered vehicles which are in development. The marketing rights consisted of the assignment of various contracts. The purchase price for these rights was 21 million shares of restricted common stock of the Company valued by the Board of Directors at the historical basis to the accounting acquirer which was zero. The issuance of the shares, which was recorded at par value of $21,000 with an offsetting reduction of paid in capital of $21,000, caused a change in control of the Company.

GOING CONCERN

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. It has sustained operating losses since inception and has a negative working capital and a deficit in stockholders equity. The Company's ability to continue in existence is dependent on its ability to develop additional sources of capital, and to achieve profitable operations. Management's plan is to pursue the sale of products pursuant to the aforementioned acquired marketing rights. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

INCOME TAXES

The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards Board Opinion No. 109. Under this method, deferred income taxes are recorded to reflect the tax consequences in future periods of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end.

EARNINGS (LOSS) PER COMMON SHARE

Basic (loss) per common share has been calculated based upon the weighted average number of common shares outstanding during the period in accordance with the Statement of Financial Accounting Standards Statement No. 128, "Earnings per Share". All shares issued at nominal value have been considered as shares outstanding since inception.

                              ARMOR ELECTRIC, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
               (Information as of December 31, 2004, is unaudited)


USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, disclosures about fair value of financial instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying values of the Company's financial instruments, which are trust account receivable and shareholder payable approximate fair values due to the short-term maturities of such instruments.

NOTE 2 - CONTRIBUTED CAPITAL

Contributed capital from inception to June 30, 2004 was for office overhead of $100 per month, contributed by management, based on the fair value of such services. For the six months ended December 31, 2004, additional services were contributed by management at fair value totaling $6,230, which includes office overhead of $600, review fees of $3,500 and Edgar filing fees of $2,130.

NOTE 3 - RELATED PARTY TRANSACTIONS

In connection with the acquisition of marketing rights, the Company incurred $5,000 in legal fees which were billed by the law firm who is a shareholder of the Company. In addition, the Company was indebted to this same shareholder for assumption of corporate expenses totaling $10,868 as of June 30, 2004, and December 31, 2004.

NOTE 4 - INCOME TAXES

For income tax purposes, substantially all deductible expenses incurred to date must be deferred until the Company commences business, and then they may be charged against operations over a 60-month period or permanently capitalized. Since the Company is not in business as of June 30, 2004, accumulated deductible expenses incurred since inception of approximately $63,631 resulted in a $21,635 deferred tax asset. A valuation allowance of $21,631 has been provided since there is no assurance of future taxable income. There is no net operating loss carry-forward at June 30, 2004. Tax deductible losses, when provided, can be carried forward for 20 years until utilized. The following is an analysis of deferred tax assets as of June 30, 2004 and 2003:

                              ARMOR ELECTRIC, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
               (Information as of December 31, 2004, is unaudited)


                                               Deferred    Valuation
                                              Tax Assets   Allowance    Balance
                                               --------    ---------  ----------
     Deferred tax assets at June 30, 2003      $15,797     $(15,797)  $   -0-
     Additions for the year                      5,834       (5,834)      -0-
                                               --------    ---------  ----------
     Deferred tax assets at June 30, 2004      $21,631     $(21,631)  $   -0-
                                               ========    =========  ==========


The following is reconciliation from the expected statutory federal income tax rate to the Company's actual income tax rate for the years ended December 31:

                                                                  2004     2003
                                                                  ----     ----

     Expected income tax (benefit) at federal statutory tax rate  (34%)    (34%)
     Valuation allowance                                           34%      34%

                   Actual income tax (benefit)                      0%       0%


For the six months ended December 31, 2004, the additional deferred income tax benefit and offsetting valuation allowance increased by $5,016 which continues to not be recognized, as the circumstances for recognition since June 30, 2004 have not changed.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

LITIGATION
----------

The Company was a defendant in a small claims court action in the Province of British Columbia on May 16, 2002, involving two Plaintiffs alleging a $5,000 deposit was not returned to them, which was intended to apply towards the purchase of common stock of the Company, which was never issued. The Company claims that no amount was ever received from plaintiffs and filed a response on June 20, 2002, disputing all allegations. In the opinion of Company counsel, the claim is a nuisance lawsuit and is confident no liability will result on its behalf.

NOTE 6 - THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards and their effect on the Company.

         SFAS 148 ACCOUNTING FOR STOCK-BASED COMPENSATION-TRANSITION AND DISCLOSURE

         Amends FASB 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation.

                              ARMOR ELECTRIC, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
               (Information as of December 31, 2004, is unaudited)


         SFAS 149 AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

         This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement NO. 133, Accounting for Derivative Instruments and Hedging Activities.

         SFAS  150   FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH
                     LIABILITIES AND EQUITY

         This Statement requires that such instruments be classified as liabilities in the balance sheet. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003.

         INTERPRETATION NO. 46 (FIN 46)(R)

         Effective December 2003, The Financial Accounting Standards Board revised Fin 46 which required certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity did not have the characteristics of a continuing financial interest or did not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties, the determination to be made on the date an enterprise becomes involved with an entity. The Company has not invested in any such entities, and does not expect to do so in the foreseeable future.

         The adoption of these new Statements is not expected to have a material effect on the Company's financial position, results or operations, or cash flows.

NOTE 7- SUBSEQUENT EVENTS (UNAUDITED)

STOCK OPTION PLANS

During January 2005 the Company's Board of Directors approved the 2005 Incentive Stock Option Plan and the 2005 Stock Plan.

2005 Incentive Stock Option Plan

This plan was established for employees, consultants, directors, and other persons associated with the Company. This plan covers incentive stock options, non-qualified stock options, stock awards, restricted shares or cash awards as determined by the Board of Directors. A maximum of 5 million shares are authorized for issuance.

Options are not transferable, will be assigned a price at which the underlying shares may be purchased when granted, will be assigned a vesting period as predetermined in the plan for each type of person to whom and when granted, and will expire 5 years from date of grant or less, depending on the term of office or engagement.

For Federal income tax purposes, no income tax is applicable to the granting of incentive stock options or their exercise, provided the exercised shares are held for a requisite period of time after the date of issuance. Alternative minimum tax may apply at the time of exercise, however. The Company is not required to withhold income or other taxes upon the exercise of these options.

                              ARMOR ELECTRIC, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
               (Information as of December 31, 2004, is unaudited)


As provided for in Financial Accounting Standards Board opinion No. 123R effective for small business issuers-as of the beginning of the first fiscal year that begins after December 15, 2005, all such companies that used the fair-value-based method for either recognition or disclosure under Statement 123 will apply this statement using a modified version of prospective application. Under the transition method, compensation cost is recognized on or after the required effective date for the portion of the outstanding awards for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under Statement 123 for either recognition or pro forma disclosures. This statement when effective, or earlier adopted, eliminates the alternative use of APB 25, which used the intrinsic value method, and which generally resulted in no compensation value when options were issued.

2005 Non-Qualified Stock Plan

The Board authorized up to 3 million shares of the Company's common stock for issuance to certain persons. There are no restrictions on transferability. These shares are not qualified under the Federal tax code and are, therefore, taxable to the recipient and deductible by the Company when issued based on their fair market value, provided there is no substantial risk of forfeiture. Income and other taxes are to be withheld and/or paid by the Company at the time of issuance, which also include employer wage related taxes.

REGISTRATION STATEMENT

During February 2005, the Company filed on Form S-8, a registration statement with the Securities and Exchange Commission to register 3 million shares.

COMMON STOCK, RESTATED

On August 2, 2004 the Company issued 502,000 restricted shares of common stock for marketing services at $.23 per share for a total of $115,460. These services are being performed over a 5 month period ending December 31, 2004, accordingly, $46,184 was included in expense during the current quarter, and the balance as a deferred charge as of September 30, 2004.

On December 17, 2004, the above shares were cancelled due to non performance of the underlying services, accordingly, this transaction resulted in the reversal and restatement of all amounts previously recorded for compensation deferred and expensed during the period subsequent to June 30, 2004.